UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2005

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 27th Floor New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Events.

On April 14, 2005, we entered into an underwriting agreement with Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in the Underwriting Agreement in connection with our public offering of $250 million 5.375% Senior Notes due 2010 and $250 million 6.05% Senior Notes due 2015 (collectively, the “Notes”).  The Notes will be issued pursuant to an Indenture, dated as of February 5, 2001 between the Company and US Bank Trust National Association, as Trustee (the “Trustee”), as supplemented by the Seventh Supplemental Indenture and the Eighth Supplemental Indenture, dated as of April 21, 2005, by and between the Company and the Trustee.

ITEM 9.01     Financial Statements and Exhibits.

1.1           Underwriting Agreement dated April 14, 2005.

4.1           Form of 5.375% Senior Notes due 2010.

4.2           Form of 6.05% Senior Notes due 2015.

4.3           Seventh Supplemental Indenture dated April 21, 2005, by and between the Company and the Trustee.

4.4           Eighth Supplemental Indenture dated April 21, 2005, by and between the Company and the Trustee.

5.1           Opinion of Clifford Chance US LLP regarding the legality of the Notes.

23.1         Consent of Clifford Chance US LLP (included in its opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: April 20, 2005	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: April 20, 2005	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated April 14, 2005.

4.1	Form of 5.375% Senior Notes due 2010.

4.2	Form of 6.05% Senior Notes due 2015.

4.3	Seventh Supplemental Indenture dated April 21, 2005, by and between the Company and the Trustee.

4.4	Eighth Supplemental Indenture dated April 21, 2005, by and between the Company and the Trustee.

5.1	Opinion of Clifford Chance US LLP regarding the legality of the Notes.

23.1	Consent of Clifford Chance US LLP (included in its opinion filed as Exhibit 5.1)